DIRECT INSITE
                                                           80 Orville Drive
                                                           Bohemia, NY 11716
                                                           631-244-1500
                                                           631-563-8085 fax
FOR IMMEDIATE RELEASE

Corporate Contact:
Michael J. Beecher, Chief Financial Officer
Direct Insite Corp.
631.244.1500

        Direct Insite Revenues Grew 57.2% in the Third Quarter of 2005;
                  Company's Recurring Revenues Increase 68.8%

     CEO Calls Results a Major Milestone; New Offering Continues to Deliver
                           Significant Revenue Growth


Bohemia, N.Y. - November 15, 2005 - Direct Insite Corp. (the "Company"), (OTC BB:DIRI.OB), a global provider of Electronic Invoice Presentment and Payment
("EIP&P")  solutions,   today  announced  revenue  from  continuing   operations
increased 57.2% and 27.5% to $2,512,000 and $6,910,000 respectively for the three and nine months ended September 30, 2005, compared to revenue from continuing operations of $1,598,000 and $5,421,000 for the same periods in 2004.

Recurring revenues from EIP&P services increased 68.8% and 44.5% to $1,695,000 and $4,284,000 for the three and nine months ended September 30, 2005, respectively, compared to $1,004,000 and $2,965,000 for the same periods in 2004, while recurring revenues from other non-EIP&P services decreased by $128,000 and $399,000 for the three and nine months ended September 30, 2005 compared to 2004.

Revenues from professional services increased 76.6% to $809,000 and 28.1% to $2,593,000 for the three and nine months ended September 30, 2005, respectively, compared to $458,000 and $2,024,000 for the same periods in 2004.

According to CEO and Chairman of the Board James A. Cannavino, the results for the third quarter represent a major milestone for the company. "We have successfully achieved significant revenue growth while maintaining vigorous cost controls."

Direct Insite reported operating income of $75,000 for the three month period ended September 30, 2005, compared to an operating loss of $481,000 for the same period of 2004. The operating loss for the nine months ended September 30, 2005 was reduced 66.9% to $306,000, compared to a loss of $925,000 for the nine months ended June 30, 2004.

Basic and diluted net loss per share from continuing operations for the three and nine month periods ended September 30, 2005 was $0.05 and $0.25, respectively, compared to basic and diluted net loss per share from continuing operations of $0.17 and $0.39 for the same periods in 2004. The basic and diluted net income per share from discontinued operations for the three and nine month periods ended September 30, 2005 was $0.00, compared to a net income per share from discontinued operations of $0.00 and $0.06 for the same periods in 2004.

Focused Business Plan Yields Significant Growth

According to Cannavino, the financial strengthening of the Company during the third quarter is the result of a successfully executed plan to focus on the Electronic Bill Presentment and Payment service area. "During the quarter, revenues from the Company's Invoices on Line/Accounts Receivable (IOL/AR) solution and the recently launched Invoices on Line/Accounts Payable (IOL/AP) offering demonstrated strong revenue growth," said Cannavino. "What we are seeing is intense customer demand to exploit the workflow capability of Invoices on Line - what we refer to as IOL. Customers recognize the leverage IOL delivers for both invoicing customers and for accepting invoices from their vendors for review and payment," he added.

IOL delivers a unique set of controls and empowerment tools for just-in-time inventory delivery and control operations. This invoicing solution allows companies to apply their own unique business rules when processing invoices, including the application of customized review/verify/approve or dispute business rules. IOL also serves as a bridge between differing systems, providing, for example, smooth interoperability between a legacy supply chain management system and a contemporary accounting system. "This is a growing and high business value application of IOL," says Cannavino

Another important market differentiator of the IOL product line is its acceptance, or "penetration rate", among large corporations. Today more than 3,500 corporations in key global business centers - the America's, Europe/Middle East/Africa, and Asia Pacific - are being invoiced with Direct Insite's IOL. In Europe, for example, IOL is invoicing the majority of companies listed on the Financial Times 500, while in the US over half of the Fortune 500 companies are being invoiced through IOL. According to Cannavino, "this is an important consideration in the "buying decision" of many customers because they want a solution that is already well accepted in the market place, one that requires minimal or no training for their customers or vendors to become productive users."

"Since the initial release of the IOL family of service offerings, our customers have determined that there is significant value in the ability to electronically deliver invoices to their customers for review, approval, and payment or to use IOL to accept vendor invoices and similarly review and approve such invoices for payment. In addition, as customers have applied many of the added features of IOL such as workflow, "n-way matching", and system-to-system interoperability functions, the emerging value proposition of our offerings have become even more clearly defined and truly compelling," Cannavino stated. "Our customers have come to the realization that their primary business processes involve two primary boundaries and associated needs for interoperability and efficiency. The

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

first is between themselves and their customers or vendors; the second is among systems internal to their infrastructure. It is at these boundary points that many manual processes are introduced with associated labor costs and errors/inaccuracies from an audit perspective. IOL/AR and IOL/AP eliminate the need for manual processes on a customer-to-customer or customer-to-vendor invoicing basis."

"Our tools facilitate interoperability between, for example, supply chain management and accounting systems internal to the enterprise. In many cases, customers have had to implement manual processes and ad hoc business rules to bridge between internal systems. The tools and services we provide facilitate this interoperability between either contemporary systems or legacy systems and implement well defined business rules that remove labor costs and rigorously enforce audit rules. This is perceived by our customers as having significant business value. The market place has validated our value proposition, and this positioning will be the basis for the company's forward looking plans."

About Direct Insite Corp.

Headquartered in Bohemia, New York, Direct Insite Corp. is an industry leader in electronic invoice presentment and payment solutions. Over half of the Fortune 500 and the Futsi 50 use Direct Insite solutions throughout their operations in North and South America, Europe, the Middle East, Africa, Asia and the Pacific. The Company's solutions are used to invoice more than 3,500 corporations world wide. For more information about Direct Insite Corp. call (631) 244-1500 or visit www.directinsite.com.

The financial information stated above and in the tables below has been abstracted from the Company's Form 10-QSB for the three and nine months ended September 30, 2005, to be filed with the Securities and Exchange Commission, and should be read in conjunction with the information provided therein.

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


Summarized Financial Information

----------------------------------------- ---------------------- ---------------------- ---------------------- --------------------
               STATEMENT                      FOR THE THREE          FOR THE THREE       FOR THE NINE MONTHS     FOR THE NINE MONTHS
                  OF                           MONTHS ENDED           MONTHS ENDED              ENDED              ENDED SEPTEMBER
              OPERATIONS                    SEPTEMBER 30, 2005     SEPTEMBER 30, 2004     SEPTEMBER 30, 2005         30, 2004
----------------------------------------- ---------------------- ---------------------- ---------------------- --------------------
Revenue from continuing operations              $2,512,000            $ 1,598,000            $ 6,910,000          $ 5,421,000
----------------------------------------- ---------------------- ---------------------- ---------------------- --------------------
Operating income (loss)                         $   75,000            $  (481,000)           $  (306,000)         $  (925,000)
----------------------------------------- ---------------------- ---------------------- ---------------------- --------------------
Other expense, net                              $  148,000            $    77,000            $   348,000          $   256,000
----------------------------------------- ---------------------- ---------------------- ---------------------- --------------------
Loss before income taxes                        $  (73,000)           $  (558,000)           $  (654,000)         $(1,181,000)
----------------------------------------- ---------------------- ---------------------- ---------------------- --------------------
Provision for income taxes                      $    1,000            $     1,000            $     2,000          $     5,000
----------------------------------------- ---------------------- ---------------------- ---------------------- --------------------
(Loss) income from discontinued
operations                                      $   (2,000)           $    (2,000)           $   (10,000)         $   260,000
----------------------------------------- ---------------------- ---------------------- ---------------------- --------------------
Net loss                                        $  (76,000)           $  (561,000)           $  (666,000)         $  (926,000)
----------------------------------------- ---------------------- ---------------------- ---------------------- --------------------
Preferred Stock Dividends                       $ (164,000)           $  (161,000)           $  (489,000)         $  (459,000)
----------------------------------------- ---------------------- ---------------------- ---------------------- --------------------
Net loss attributable to common
shareholders                                    $ (240,000)           $  (722,000)           $(1,155,000)         $(1,385,000)
----------------------------------------- ---------------------- ---------------------- ---------------------- --------------------
Basic and diluted (loss) income per
share:
   From continuing operations                   $  (0.05)             $   (0.17)             $   (0.25)           $   (0.39)
   From discontinued operations                 $    --               $   --                 $    --              $    0.06)
   Total loss per share                         $  (0.05)             $   (0.17)             $   (0.25)           $   (0.33)
 ----------------------------------------- ---------------------- ---------------------- ---------------------- -------------------

                 ------------------------------------ --------------------------- -------------------------
                 BALANCE SHEET                            September 30, 2005        December 31, 2004
                 ------------------------------------ --------------------------- -------------------------
                 Total Current Assets                         $1,873,000                 $2,439,000
                 ------------------------------------ --------------------------- -------------------------
                 Total Assets                                 $2,656,000                 $3,301,000
                 ------------------------------------ --------------------------- -------------------------
                 Total Current Liabilities                    $5,531,000                 $4,991,000
                 ------------------------------------ --------------------------- -------------------------
                 Total Shareholders' Deficiency              $(2,969,000)               $(2,537,000)
                 ------------------------------------ --------------------------- -------------------------


FORWARD-LOOKING STATEMENTS. All statements other than statements of historical fact included in this release, including without limitation statements regarding the company's financial position, business strategy, and the plans and objectives of the company's management for future operations, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to the company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the company's management, as well as assumptions made by and information currently available to the company's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business and economic conditions, competitive factors and pricing pressures, capacity and supply constraints. Such statements reflect the views of the company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the company. Readers are cautioned not to place undue reliance on these forward-looking statements. The company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

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